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                                                                    EXHIBIT 10.2

                                  AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

            This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this "Amendment") is made as of February 16, 2006, by and among Aavid Thermal Technologies, Inc., a Delaware corporation (the "Company"), Fluent Inc., a Delaware corporation ("Fluent"), Aavid Thermalloy, LLC, a Delaware limited liability company ("AT"), and John W. Mitchell ("Executive") and amends certain provisions of the Executive Employment Agreement among the Company, Fluent, AT and Executive dated as of July 1, 2000 (the "Agreement"). Capitalized terms not defined in this Amendment shall have the meanings set forth in the Agreement.

            The parties desire to make certain amendments to the terms and conditions of the Agreement. NOW, THEREFORE, the parties hereto agree as follows:

      1. Employment Period.

      (a) The first sentence of Section 4(a) of the Agreement is amended and restated to read as follows:

      "The Employment Period commenced on July 1, 2000 and shall terminate on July 1, 2008; provided that (i) the Employment Period shall terminate prior to such date upon Executive's death or Incapacity; (ii) the Employment Period may be terminated by the Company at any time prior to such date with Cause or without Cause; and (iii) the Employment Period may be terminated by Executive at any time for any reason (a "Voluntary Termination")."

      (b) The first sentence of Section 4(d) of the Agreement is amended and restated to read as follows:

      "In the event that Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, following such Termination and upon execution by Executive of a general release on employment matters in favor of the Company, each Subsidiary and their Affiliates, in form satisfactory to the Company, releasing any and all claims, including claims for payments (other than those payments due under this Section 4 and Section 3(c)), due to Executive arising under or pursuant to this Agreement against the Company, each Subsidiary and their Affiliates as of the Termination Date, the Company shall pay Executive his annual Base Salary (as in effect on the Termination Date) and provide benefits equivalent to those provided at the Termination Date for a period of nine months or, if longer, until the earlier of (i) the two-year anniversary of the Termination Date and (ii) July 1, 2008."

      2. Extension of the Employment Period.

      If (i) the Employment Period expires upon expiration of its term on July 1, 2008 (and not as a result of Executive's death, Incapacity, termination by the Company with Cause or without Cause, or a Voluntary Termination) and (ii) the Company has not offered to extend the Employment Period for a period of at least nine months on substantially the same terms as contained in the Agreement and this Amendment, then Executive shall be entitled to a severance payment, at the time and on the terms and conditions set forth in Section 4(d) of the Agreement (including without limitation the execution by Executive of a general release), in an amount equal to Executive's Base Salary at July 1, 2008, along with benefits equivalent to those provided at the Termination Date for a period of nine months.

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      3. First Sale of a Subsidiary. Promptly following the sale by the Company of either Fluent or AT (a "Sale"), then:

      (a) Executive shall be paid a lump sum amount equal to 50% of his Base Salary immediately prior to the Sale for the greater of (i) the remainder of the Employment Period, up to a maximum of 24 months, and (ii) 9 months, and any payment due under Section 3(c) provided that such lump sum amount shall be reduced to the extent any acquirer in the Sale agrees, prior to or upon consummation of the Sale (or as a result of discussions prior to consummation of the Sale), to pay any compensation to Executive as an employee.

      (b) Executive will continue to serve, on a part-time basis not to exceed 50% of customary annual work hours, to be agreed upon by the Company's Chief Executive Officer, as the Vice President, General Counsel and Secretary of the Company and the Subsidiary that is not sold in the Sale (the "Remaining Subsidiary") for the remainder of the Employment Period, with a Base Salary equal to 50% of Executive's Base Salary immediately prior to the Sale, with full benefits as provided by the Agreement and with Bonus eligibility for up to 33 1/3% of the reduced Base Salary. Executive may, with the consent of the Company's Chief Executive Officer, work from a location which is remote to the Company's headquarters.

      (c) If control of the Company is transferred in connection with the Sale, then all references in the Agreement and this Amendment to the Company (other than in the definitions of Confidential Information and Work Product) shall instead mean the Remaining Subsidiary, and after consummation of such Sale the Company shall have no liability or obligations under the Agreement or this Amendment. All provisions of the Agreement applicable to the Subsidiary that is transferred in the Sale (other than references in Sections 5, 6 and 7 of the Agreement) shall terminate and cease to apply, and after consummation of such Sale such Subsidiary shall have no liability or obligations under the Agreement or this Amendment.

      4. Sale of Remaining Subsidiary. Promptly following the sale of the Remaining Subsidiary, Executive shall be paid a lump sum amount, in lieu of any amounts payable under Section 4(d) of the Agreement, equal to his Base Salary immediately prior to such sale (as reduced pursuant to Section 3 of this Amendment) along with benefits equivalent to those provided at the time of the Sale of the Remaining Subsidiary, and any payment due under Section 3(c) for the greater of (i) the remainder of the Employment Period, up to a maximum of 24 months, and (ii) 9 months, provided that such amounts shall be reduced to the extent any acquirer in such sale agrees, prior to or upon consummation of such sale (or as a result of discussions prior to consummation of such sale),to pay any compensation to Executive as an employee.

      5. Vacation Carryover. Section 3(c) of the Agreement is amended to provide that the maximum amount of vacation time that Executive shall be permitted to carry over from one year to the next shall be equal to ten weeks, and to provide that upon the occurrence of a Sale or the sale of the Remaining Subsidiary, to the extent Executive has accrued vacation, the Executive shall be paid a lump sum amount for up to ten weeks accrued vacation as requested by Executive.

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      6. General Provisions.

      (a) Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      (b) Complete Agreement. This Amendment, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      (c) Counterparts. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

      (d) Successors and Assigns. Except as otherwise provided herein, this Amendment shall bind and inure to the benefit of and be enforceable by Executive, the Company, each Subsidiary and their respective successors and assigns; provided that the rights and obligations of Executive under this Amendment shall not be assignable.

      (e) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AMENDMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW HAMPSHIRE.

      (f) Arbitration. The parties agree that any dispute arising between or among the parties arising out of or relating to this Amendment or its breach, such dispute shall be settled by arbitration as provided in the Agreement.

      (g) Remedies. Each of the parties to this Amendment shall be entitled to enforce its rights under this Amendment specifically. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Amendment and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Amendment.

      (h) Amendment and Waiver. The provisions of this Amendment may be amended and waived only with the prior written consent of the Company and Executive.

                            [Signature page follows]

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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                     AAVID THERMAL TECHNOLOGIES, INC.

                                     _________________________________________
                                     BY: Bharatan R. Patel

                                     ITS: Chief Executive Officer and President

                                     AAVID THERMALLOY, LLC

                                     _________________________________________
                                     BY: Bharatan R. Patel

                                     ITS: Chief Executive Officer and President

                                     FLUENT INC.

                                     _________________________________________
                                     BY: Bharatan R. Patel

                                     ITS: Chief Executive Officer and President

                                     EXECUTIVE:

                                     _________________________________________
                                     John W. Mitchell

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